UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): November 1, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 1, 2010 MedCath Partners, LLC (“MedCath Partners”), a subsidiary of MedCath Corporation, entered into a Membership Interest Purchase Agreement to sell its approximate 27.0% membership interest in Southwest Arizona Heart and Vascular Center, LLC to certain of the joint venture’s physician partners for $7.0 million. The sale was simultaneously effective on November 1. MedCath Partners will receive net proceeds equal to approximately $6.9 million, net of tax and closing costs. The transaction will result in an approximate $1.8 million pre-tax loss in MedCath Corporation’s first quarter of fiscal 2011, which ends December 31, 2010.
The foregoing summary is qualified in its entirety by reference to the actual Membership Interest Purchase Agreement by and among Southwest Arizona Heart and Vascular Center, LLC and MedCath Partners, LLC, which is filed as an Exhibit 2.1 hereto.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Completion of the Sale of Heart Hospital of Austin
On November 1, 2010 MedCath Corporation (“the Company”) and its physician partners announced the completion of the sale of substantially all the assets of Heart Hospital of Austin (“HHA”) to St. David’s Healthcare Partnership, L.P., LLP (“St. David’s”), effective November 1, 2010. The aggregate purchase price totaled $83.8 million plus retention of working capital (other than inventory and prepaid expenses). The Company anticipates that its net cash proceeds will equal approximately $24.1 million after repayment of HHA’s third party long term debt and related prepayment fee, liquidation of retained working capital, distributions to minority partners and payment of estimated taxes.
The Company announced it had entered into a definitive agreement to sell HHA to St. David’s in February, 2010 (the “APA”) pending regulatory approval and other customary closing conditions. Under the terms of the APA, the Company agreed to guarantee the obligations of HHA under the APA and all agreements executed and delivered by HHA in connection with the consummation of the transaction described in the APA. Since the execution of the APA and up to the completion of the sale, the Company received approximately $7.3 million in cash payments from HHA for settlement of intercompany notes outstanding.
Completion of Southwest Arizona Heart and Vascular Center, LLC
On November 1, 2010 the Company announced MedCath Partners completed the sale of its minority ownership in Southwest Arizona Heart and Vascular Center, LLC. Disclosure required by this item and included in Item 1.01 is incorporated by reference.
The foregoing summaries of documents are qualified in their entirety by reference to the actual documents, which are filed as exhibits hereto. Included herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the amount of proceeds the Company will receive from the asset disposition described above. The Company does not undertake any obligation to update forward-looking information.
Item 9.01. Financial Statements and Exhibits

Exhibit 2.1	Membership Interest Purchase Agreement by and among Southwest Arizona Heart and Vascular Center, LLC and MedCath Partners, LLC.
Exhibit 2.2	Asset Purchase Agreement by and between St. David’s Healthcare Partnership, L.P., LLP and Heart Hospital IV, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2010).
Exhibit 2.3	Amendment to the Asset Purchase Agreement by and between St. David’s Healthcare Partnership, L.P., LLP and Heart Hospital IV, L.P.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: November 4, 2010	By:	/s/ James A. Parker James A. Parker Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Membership Interest Purchase Agreement by and among Southwest Arizona Heart and Vascular Center, LLC and MedCath Partners, LLC.

Exhibit 2.2	Asset Purchase Agreement by and between St. David’s Healthcare Partnership, L.P., LLP and Heart Hospital IV, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2010).

Exhibit 2.3	Amendment to the Asset Purchase Agreement by and between St. David’s Healthcare Partnership, L.P., LLP and Heart Hospital IV, L.P.